STAG INDUSTRIAL ANNOUNCES FIRST QUARTER
2017 RESULTS

Boston, MA — May 2, 2017 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the first quarter of 2017.

“The Company built upon the achievements of 2016 with an impressive first quarter of 2017,” said Ben Butcher, Chief Executive Officer of the Company. “STAG continues to benefit from the persisting opportunity to execute on its proven investment thesis and the solid execution by our seasoned team.”

First Quarter 2017 Highlights

•
Reported $(0.03) of net loss per basic and diluted share for the first quarter of 2017, as compared to $0.13 of net income per basic and diluted share for the first quarter of 2016, a decrease in net income of 123.1%. Reported $(2.4) million of net loss attributable to common stockholders for the first quarter of 2017 compared to net income attributable to common stockholders of $8.8 million for the first quarter of 2016, a decrease in net income of 126.7%.

•
Achieved $0.41 of Core FFO per diluted share for the first quarter of 2017, an increase of 5.1% compared to the first quarter of 2016. Generated Core FFO of $35.1 million compared to $27.7 million for the first quarter of 2016, an increase of 26.6%.

•	Generated Cash NOI of $56.5 million compared to $49.4 million for the first quarter of 2016, an increase of 14.4%.

•	Acquired 11 buildings in the first quarter of 2017, consisting of 2.3 million square feet, for $99.8 million with a weighted average Capitalization Rate of 8.2%.

•	Sold one building in the first quarter of 2017, consisting of 113,379 square feet for $4.1 million.

•	Achieved occupancy of 94.8% on the total portfolio and 95.8% on the Operating Portfolio as of March 31, 2017.

•
Executed Operating Portfolio leases for 3.6 million square feet for the first quarter of 2017. Experienced a cash rent change and GAAP Rent Change of 4.1% and 9.8%, respectively, for the quarter’s Operating Portfolio leasing activity.

•
Experienced 51.3% Retention for 1.2 million square feet of leases expiring in the quarter. Achieved an increase in cash rent change and GAAP Rent Change of 13.4% and 23.6%, respectively, for these renewals.

•
Raised gross proceeds of $68.5 million of equity through the Company's at-the-market offering ("ATM") program for the first quarter of 2017. Subsequent to quarter end and through May 2, 2017, raised gross proceeds of $135.0 million through the ATM program.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, May 3, 2017 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

FIRST QUARTER 2017 KEY FINANCIAL MEASURES

	Three months ended March 31,
Metrics	2017	2016	% Change
(in millions, except per share data)
Net income (loss) attributable to common stockholders	$(2.4)	$8.8	(126.7)%
Net income (loss) per share — basic	$(0.03)	$0.13	(123.1)%
Net income (loss) per share — diluted	$(0.03)	$0.13	(123.1)%
Cash NOI	$56.5	$49.4	14.4%
Adjusted EBITDA	$49.4	$43.3	14.1%
Core FFO	$35.1	$27.7	26.6%
Core FFO per share / unit — basic	$0.41	$0.39	5.1%
Core FFO per share / unit — diluted	$0.41	$0.39	5.1%
AFFO	$35.7	$28.6	24.8%

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended March 31, 2017, the Company acquired 11 buildings for $99.8 million with an Occupancy Rate of 100% upon acquisition. The chart below details the acquisition activity for the quarter:

FIRST QUARTER 2017 ACQUISITION ACTIVITY

Location (CBSA)	Date Acquired	Square Feet	Buildings	Purchase Price ($MM)	Weighted Average Lease Term (Years)	Capitalization Rate
Jacksonville, FL	1/17/2017	1,025,720	4	$34.2	6.5
Reno, NV	1/20/2017	174,763	1	8.4	7.5
Charlotte-Concord-Gastonia, NC-SC	1/26/2017	288,000	1	8.3	4.3
New York-Newark-Jersey City, NY-NJ-PA	1/31/2017	183,000	1	12.8	3.4
New Haven-Milford, CT	2/23/2017	200,000	1	12.8	10.0
Cleveland-Elyria, OH	3/10/2017	173,034	1	7.6	6.6
Detroit-Warren-Dearborn, MI	3/20/2017	290,105	2	15.7	4.9
Total / weighted average		2,334,622	11	$99.8	6.2	8.2%

 The chart below details the 2017 acquisition activity and pipeline through May 2, 2017:

2017 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($MM)	Weighted Average Lease Term (Years)	Capitalization Rate
Q1	2,334,622	11	$99.8	6.2	8.2%
2017 closed acquisitions	2,334,622	11	$99.8	6.2	8.2%

As of May 2, 2017
Subsequent to quarter-end acquisitions	488,043	3	$20.6

Pipeline	39.2 million	174	$2,115.6

The chart below details the disposition activity for the three months ended March 31, 2017:

FIRST QUARTER 2017 DISPOSITION ACTIVITY

Year	Square Feet	Buildings	Sale Price ($MM)
Q1	113,379	1	$4.1
Total	113,379	1	$4.1

Operating Portfolio Leasing Activity

For the three months ended March 31, 2017, the Company executed 18 leases for approximately 3.6 million square feet. The chart below details the leasing activity for leases signed during the quarter for the Operating Portfolio:

FIRST QUARTER 2017 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New leases	898,905	4.7	$4.21	$4.35	$1.29	$0.78	$2.07	6.6%	10.8%
Renewal leases	2,675,965	5.1	3.61	3.75	0.27	0.11	0.38	3.2%	9.4%
Total / weighted average	3,574,870	5.0	$3.76	$3.90	$0.52	$0.28	$0.80	4.1%	9.8%

The chart below details the Retention activity for the three months ended March 31, 2017:

2017 RETENTION

Quarter	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention	Cash Rent Change	GAAP Rent Change
Q1	1,185,453	607,608	3.4	51.3%	13.4%	23.6%
Total / weighted average	1,185,453	607,608	3.4	51.3%	13.4%	23.6%

The Occupancy Rate of the Operating Portfolio as of March 31, 2017 was 95.8%.
Liquidity and Capital Market Activity

As of March 31, 2017, the Company had total Debt Capacity of $376 million and liquidity of $383 million, comprised of $7 million of cash and $376 million of Immediate Availability on the Company’s unsecured credit facility and unsecured term loans.

The chart below details the ATM program activity for the three months ended March 31, 2017:

2017 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds $(MM)	Net Proceeds $(MM)
Q1	2,843,907	$24.10	$68.5	$67.6
Total / weighted average	2,843,907	$24.10	$68.5	$67.6

Subsequent to March 31, 2017, the Company sold 5,344,543 shares under its ATM program for gross proceeds of $135.0 million.

Dividends

Subsequent to quarter end, on May 1, 2017, the Company’s Board of Directors increased the monthly common stock dividend to $0.1175 per share for the months of July, August and September 2017. This represents an annual dividend of $1.41 per share. The chart below details the common dividends declared during and subsequent to the first quarter:

SECOND & THIRD QUARTER 2017 COMMON DIVIDENDS

Month	Record Date	Payment Date	Dividend
April 2017	April 28, 2017	May 15, 2017	$0.116667
May 2017	May 31, 2017	June 15, 2017	$0.116667
June 2017	June 30, 2017	July 17, 2017	$0.116667
July 2017	July 31, 2017	August 15, 2017	$0.117500
August 2017	August 31, 2017	September 15, 2017	$0.117500
September 2017	September 29, 2017	October 16, 2017	$0.117500

Subsequent to quarter end, on May 1, 2017, the Company’s Board of Directors declared the following second quarter preferred stock dividends:

SECOND QUARTER 2017 PREFERRED DIVIDENDS DECLARED

Series	Record Date	Payment Date	Quarterly Dividend
Series B - 6.625% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B)	June 15, 2017	June 30, 2017	$0.4140625
Series C - 6.875% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr C)	June 15, 2017	June 30, 2017	$0.4296875

The Company’s dividend policy is set by the Board of Directors, which considers, among other factors, REIT distribution requirements and recurring, distributable, cash income.

Conference Call

The Company will host a conference call tomorrow, Wednesday, May 3, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13658346.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	March 31, 2017	December 31, 2016
Assets
Rental Property:
Land	$281,756	$272,162
Buildings and improvements, net of accumulated depreciation of $202,095 and $187,413, respectively	1,607,608	1,550,141
Deferred leasing intangibles, net of accumulated amortization of $251,089 and $237,456, respectively	289,275	294,533
Total rental property, net	2,178,639	2,116,836
Cash and cash equivalents	7,082	12,192
Restricted cash	8,720	9,613
Tenant accounts receivable, net	26,555	25,223
Prepaid expenses and other assets	26,224	20,821
Interest rate swaps	2,378	1,471
Assets held for sale, net	1,607	—
Total assets	$2,251,205	$2,186,156
Liabilities and Equity
Liabilities:
Unsecured credit facility	$71,000	$28,000
Unsecured term loans, net	446,766	446,608
Unsecured notes, net	398,033	397,966
Mortgage notes, net	151,452	163,565
Accounts payable, accrued expenses and other liabilities	30,639	35,389
Interest rate swaps	1,985	2,438
Tenant prepaid rent and security deposits	17,537	15,195
Dividends and distributions payable	10,149	9,728
Deferred leasing intangibles, net of accumulated amortization of $11,443 and $10,450, respectively	19,674	20,341
Total liabilities	1,147,235	1,119,230
Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2017 and December 31, 2016	70,000	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2017 and December 31, 2016	75,000	75,000
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 83,378,593 and 80,352,304 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	833	804
Additional paid-in capital	1,360,951	1,293,706
Common stock dividends in excess of earnings	(442,329)	(410,978)
Accumulated other comprehensive loss	(336)	(1,496)
Total stockholders’ equity	1,064,119	1,027,036
Noncontrolling interest	39,851	39,890
Total equity	1,103,970	1,066,926
Total liabilities and equity	$2,251,205	$2,186,156

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended March 31,
	2017	2016(1)
Revenue
Rental income	$59,222	$51,349
Tenant recoveries	10,185	9,442
Other income	73	81
Total revenue	69,480	60,872
Expenses
Property	13,276	12,655
General and administrative	8,771	11,019
Property acquisition costs	740	552
Depreciation and amortization	35,953	29,749
Loss on involuntary conversion	330	—
Other expenses	194	260
Total expenses	59,264	54,235
Other income (expense)
Interest income	5	3
Interest expense	(10,477)	(10,847)
Loss on extinguishment of debt	—	(1,134)
Gain on the sales of rental property, net	325	17,673
Total other income (expense)	(10,147)	5,695
Net income	$69	$12,332
Less: income (loss) attributable to noncontrolling interest after preferred stock dividends	(103)	482
Net income attributable to STAG Industrial, Inc.	$172	$11,850
Less: preferred stock dividends	2,448	2,912
Less: amount allocated to participating securities	83	100
Net income (loss) attributable to common stockholders	$(2,359)	$8,838
Weighted average common shares outstanding — basic	81,807,883	67,889,217
Weighted average common shares outstanding — diluted	81,807,883	67,964,559
Net income (loss) per share — basic and diluted
Net income (loss) per share attributable to common stockholders — basic	$(0.03)	$0.13
Net income (loss) per share attributable to common stockholders — diluted	$(0.03)	$0.13

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended March 31,
	2017	2016(1)
NET OPERATING INCOME RECONCILIATION
Net income	$69	$12,332
Asset management fee income	(30)	(41)
General and administrative	8,771	11,019
Property acquisition costs	740	552
Depreciation and amortization	35,953	29,749
Interest income	(5)	(3)
Interest expense	10,477	10,847
Loss on involuntary conversion	330	—
Loss on extinguishment of debt	—	1,134
Other expenses	194	260
Gain on the sales of rental property, net	(325)	(17,673)
Net operating income	$56,174	$48,176

Net operating income	$56,174	$48,176
Straight-line rent adjustments, net	(1,224)	(397)
Straight-line termination income adjustments, net	256	(54)
Intangible amortization in rental income, net	1,296	1,666
Cash net operating income	$56,502	$49,391

Cash net operating income	$56,502
Cash NOI from acquisitions' and dispositions' timing	844
Cash termination income	(564)
Run Rate Cash NOI	$56,782

ADJUSTED EBITDA RECONCILIATION
Net income	$69	$12,332
Intangible amortization in rental income, net	1,296	1,666
Straight-line rent adjustments, net	(1,223)	(370)
Non-cash compensation expense	2,387	2,041
Termination income	(308)	(54)
Property acquisition costs	740	552
Depreciation and amortization	35,953	29,749
Interest income	(5)	(3)
Interest expense	10,477	10,847
Severance costs	—	3,063
Loss on involuntary conversion	330	—
Loss on extinguishment of debt	—	1,134
Gain on the sales of rental property, net	(325)	(17,673)
Adjusted EBITDA	$49,391	$43,284

Adjusted EBITDA	$49,391
Adjusted EBITDA from acquisitions' and dispositions' timing	844
Run Rate Adjusted EBITDA	$50,235

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended March 31,
	2017	2016(1)
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$69	$12,332
Rental property depreciation and amortization	35,879	29,700
Gain on the sales of rental property, net	(325)	(17,673)
Funds from operations	$35,623	$24,359
Preferred stock dividends	(2,448)	(2,912)
Other expenses	—	(100)
Funds from operations attributable to common stockholders and unit holders	$33,175	$21,347

Funds from operations attributable to common stockholders and unit holders	$33,175	$21,347
Intangible amortization in rental income, net	1,296	1,666
Termination income	(308)	(54)
Property acquisition costs	740	552
Loss on extinguishment of debt	—	1,134
Severance costs	—	3,063
Loss on involuntary conversion	330	—
Gain on swap ineffectiveness	(156)	—
Core funds from operations	$35,077	$27,708

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	81,807,883	67,889,217
Weighted average participating securities outstanding	239,827	241,929
Weighted average units outstanding	3,702,237	3,680,206
Weighted average common shares, participating securities, and other units - basic	85,749,947	71,811,352
Weighted average performance units	437,527	11,813
Dilutive common share equivalents	—	75,342
Weighted average common shares, participating securities, performance and other units - diluted	86,187,474	71,898,507
Core funds from operations per share / unit - basic	$0.41	$0.39
Core funds from operations per share / unit - diluted	$0.41	$0.39

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$35,077	$27,708
Non-rental property depreciation and amortization	74	49
Straight-line rent adjustments, net	(1,223)	(370)
Recurring capital expenditures	(225)	(469)
Renewal lease commissions and tenant improvements	(889)	(731)
Non-cash portion of interest expense	501	379
Non-cash compensation expense	2,387	2,041
Adjusted funds from operations (2)	$35,702	$28,607

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.
(2) Excludes Non-Recurring Capital Expenditures of approximately $2,662 and $2,257 and new leasing commissions and tenant improvements of approximately $1,192 and $690 for the three months ended March 31, 2017 and March 31, 2016, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition and underwritten to occur in the first 12 months. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA), and Run Rate Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on the sales of rental property, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, loss on impairments, loss on involuntary conversion, loss on extinguishment of debt and other non-recurring items.

We define Run Rate Adjusted EBITDA as Adjusted EBITDA plus incremental Adjusted EBITDA related to acquisitions acquired in each quarter for which a full quarter’s results were not reflected less Adjusted EBITDA related to the quarter’s dispositions. Run Rate Adjusted EBITDA does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

Adjusted EBITDA and Run Rate EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, Adjusted EBITDA and Run Rate Adjusted EBITDA should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that Adjusted EBITDA and Run Rate Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash capitalization rate, calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the purchase price plus estimated Acquisition Capital Expenditures. These capitalization rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2016.

Comparable Lease: We define a Comparable Lease as a lease with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership, leases on space with downtime in excess of two years, leases with materially different lease structures, leases associated with known vacates at the time of acquisition, and leases with credit-related modifications.

Core Based Statistical Area (CBSA): We define Core Based Statistical Area ("CBSA") as a U.S. geographic area defined by the Office of Management and Budget that consists of one or more counties (or equivalents) anchored by an urban center of at least 10,000 people plus adjacent counties that are socioeconomically tied to the urban center by commuting.

Debt Capacity: We define Debt Capacity as the aggregate undrawn nominal commitments under the Company’s unsecured debt instruments.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude property acquisition costs, lease termination income, intangible amortization in rental income, loss on extinguishment of debt, loss on involuntary conversion, gain on swap ineffectiveness, and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements.

None of FFO, Core FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO and AFFO similarly as FFO.

However, because FFO, Core FFO and AFFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculations of Core FFO and AFFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: U.S. generally accepted accounting principles.

GAAP Rent Change: We define GAAP Rent Change as the percentage change in the average base rent over the contractual lease term (excluding above/below market lease amortization) of the Comparable Lease.

Immediate Availability: We define Immediate Availability as the amount of Debt Capacity the Company could immediately borrow consistent with the financial covenants in its debt instruments.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, loss on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.
Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements.
Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which the lease term has commenced as of the close of the reporting period.

Operating Portfolio: We define our Operating Portfolio as including all warehouse and light manufacturing assets and excluding non-core flex/office assets and assets under redevelopment. Our Operating Portfolio also excludes billboard, parking lot and cell tower leases.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period. Neither the Renewal Leases nor leases expiring include Temporary Leases or License Agreements. Retention excludes leases associated with known vacates at the time of acquisition, leases with credit-related modifications, and early terminations.

Temporary Leases/License Agreements: We define a Temporary Lease or a License Agreement as any lease that is signed for an initial term of less than twelve months; this includes short-term new leases and short-term renewal leases.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.